For additional information, contact:

Anna Yen                      Mary McEvoy
SonicWALL, Inc. Investor Relations            SonicWALL, Inc. Media Relations
+ 1 (415) 830-2290                                                             +1 (408) 962-7110
ayen@sonicwall.com                                                        mmcevoy@sonicwall.com

SONICWALL REPORTS SECOND QUARTER FISCAL YEAR 2007 FINANCIAL RESULTS

Company Reports Strong Operating Performance – Expands Share Repurchase by $100 Million

Sunnyvale, Calif. – July 24, 2007 – SonicWALL, Inc. (NASDAQ: SNWL), today reported record performance in the quarter ended June 30, 2007, with revenue of $47.1 million and deferred revenue reaching $75.5 million.  Revenue in the second quarter increased 7% compared to revenue of $43.8 million in the second quarter of 2006 and increased 4% compared to $45.1 million in the first quarter of 2007.  The company shipped 49,000 revenue units in the quarter. Cash flow from operations was $17.2 million.

Net income for the second quarter of 2007 calculated in accordance with U.S. generally accepted accounting principles (GAAP) was $3.6 million, or $0.05 per diluted share.  In comparison, GAAP net loss for the second quarter of 2006 was $(3.4) million, or $(0.05) per diluted share.

Non-GAAP net income for the second quarter of 2007 was $6.0 million or $0.09 per diluted share as compared to non-GAAP net income for the second quarter of 2006 of $2.6 million or $0.04 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets and share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R).  An explanation of our use of non-GAAP measures is included in the section in this press release entitled “Use of Non-GAAP Financial Measures.”

"We are very pleased to have achieved record revenue in Q2, with continued strong asset management and improved operating margin while completing the acquisition of Aventail,” said Matt Medeiros, CEO of SonicWALL.  “In the first half of 2007, we successfully introduced eight new solutions for our traditional base of customers and we are excited about the opportunity to increase our leadership position as the trusted provider of network security, data backup and recovery and email security solutions to businesses of all sizes.”

Expands Share Repurchase
At its meeting on July 23, 2007, the SonicWall Board of Directors approved a new share repurchase program in the amount of $100 million.  The duration of the new program is one year from the date of authorization.  This amount is in addition to approximately $19 million remaining under the share repurchase program originally authorized in November 2004.  This program will allow the Company to repurchase its shares on the open market in accordance with the requirements of the Securities Exchange Commission.

Guidance for Q3 2007
SonicWALL expects third quarter 2007 revenue to be in the range of $50 million to $52 million, including approximately $3.0 to $3.5 million contributed from the close of the Aventail acquisition.  The Company expects non-GAAP gross margin to be in the range of 71% to 72% of revenue.

SonicWALL expects earnings per share in the third quarter of 2007 to be in the range of $0.04 to $0.05 per diluted share on a non-GAAP basis, which includes costs incurred from the Aventail acquisition.  On a GAAP basis, inclusive of a total of approximately $5.2 million, before taxes, in combined amortization of purchased intangibles assets and share-based compensation expense, the Company expects earnings per share to be in the range of $(0.07) to $(0.08). Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $3.5 million for the third quarter of 2007.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call
A conference call to discuss second quarter 2007 results will take place tomorrow, July 25, 2007 at 5:30 a.m. PT (8:30 a.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html.  A replay of the call will be available beginning at approximately 8:30 a.m. PT (11:30 a.m. ET) today at the Company's website or by telephone through Aug. 31, 2007 at 800-642-1687 (domestic) or 706-645-9291 (international).  The conference call ID number is #7385344.

About SonicWALL, Inc.
Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release are "forward-looking statements." The forward-looking statements include without limitation statements regarding our expected revenue for the third quarter of 2007 , GAAP and non-GAAP earnings per share for the third quarter of 2007, non-GAAP gross margin for the third quarter of 2007 our estimate of share-based compensation expense for the third quarter 2007 associated with the expensing of stock options in accordance with FAS123R; and the benefits of our operating model and growing suite of hardware and subscription services offerings. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2006. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue:
Product	$23,575	$22,709	$46,252	$43,793
License and service	23,489	21,105	45,947	39,844
Total revenue	47,064	43,814	92,199	83,637
Cost of revenue:
Product	9,353	9,571	18,565	18,467
License and service	3,790	3,314	6,983	5,802
Amortization of purchased technology	409	1,558	818	2,923
Total cost of revenue	13,552	14,443	26,366	27,192
Gross profit	33,512	29,371	65,833	56,445
Operating expenses:
Research and development	9,077	8,758	18,093	17,228
Sales and marketing	17,205	18,858	34,524	36,685
General and administrative	4,750	4,976	10,035	9,650
Amortization of purchased intangible assets	55	734	110	1,535
Restructuring charges	-	17	-	1,409
In-process research and development	-	-	-	1,580
Total operating expenses	31,087	33,343	62,762	68,087
Income (loss) from operations	2,425	(3,972)	3,071	(11,642)
Interest income and other expense, net	3,053	2,143	5,871	4,310
Income (loss) before income taxes	5,478	(1,829)	8,942	(7,332)
Provision for income taxes	(1,864)	(1,543)	(3,030)	(1,621)
Net income (loss)	$3,614	$(3,372)	$5,912	$(8,953)
Net income (loss) per share:
Basic	$0.06	$(0.05)	$0.09	$(0.14)
Diluted	$0.05	$(0.05)	$0.09	$(0.14)
Shares used in computing net income (loss) per share:
Basic	64,777	64,479	65,055	64,647
Diluted	67,258	64,479	67,535	64,647

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, Share-Based Compensation, and In-Process Research and Development
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue:
Product	$23,575	$22,709	$46,252	$43,793
License and service	23,489	21,105	45,947	39,844
Total revenue	47,064	43,814	92,199	83,637
Cost of revenue:
Product	9,263	9,454	18,377	18,276
License and service	3,754	3,274	6,913	5,741
Total cost of revenue	13,017	12,728	25,290	24,017
Gross profit	34,047	31,086	66,909	59,620
Operating expenses:
Research and development	7,885	7,508	15,576	15,054
Sales and marketing	15,999	17,646	31,913	34,404
General and administrative	3,759	3,942	7,865	7,841
Total operating expenses	27,643	29,096	55,354	57,299
Income from operations	6,404	1,990	11,555	2,321
Interest income and other expense, net	3,053	2,143	5,871	4,310
Income before income taxes	9,457	4,133	17,426	6,631
Provision for income taxes	(3,499)	(1,529)	(6,448)	(2,453)
Non-GAAP net income	$5,958	$2,604	$10,978	$4,178
Non-GAAP net income per share:
Basic	$0.09	$0.04	$0.17	$0.06
Diluted	$0.09	$0.04	$0.16	$0.06
Shares used in computing net income per share:
Basic	64,777	64,479	65,055	64,647
Diluted	67,258	66,833	67,535	67,142

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2007	2006 (1)
	(Unaudited)
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$56,904	$25,927
Short-term investments	198,740	209,251
Accounts receivable, net	18,712	23,205
Inventories	4,468	5,210
Prepaid expenses and other current assets	13,181	10,888
Total current assets	292,005	274,481

Property and equipment, net	6,114	4,085
Goodwill	130,399	130,399
Purchased intangibles and other assets, net	6,327	7,326
Total assets	$434,845	$416,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$8,758	$6,677
Accrued payroll and related benefits	13,019	13,593
Other accrued liabilities	9,935	9,900
Deferred revenue	66,373	61,622
Income taxes payable	2,664	162
Total current liabilities	100,749	91,954

Deferred revenue, non-current	9,163	6,269
Total liabilities	109,912	98,223

Shareholders' Equity:
Common Stock, no par value	456,766	453,409
Accumulated other comprehensive loss, net	(1,706)	(1,197)
Accumulated deficit	(130,127)	(134,144)
Total shareholders' equity	324,933	318,068
Total liabilities and shareholders' equity	$434,845	$416,291

(1)December 31, 2006 balance have been derived from the audited financial statements of the same date.

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Non-GAAP net income	$5,958	$2,604	$10,978	$4,178

Share-based compensation expense	(3,515)	(3,653)	(7,556)	(6,516)
Amortization of purchased intangible assets	(464)	(2,292)	(928)	(4,458)
Restructuring charges	-	(17)	-	(1,409)
In-process research and development	-	-	-	(1,580)
Tax effect of adjustments	1,635	(14)	3,418	832
Net effect of pro forma adjustments	(2,344)	(5,976)	(5,066)	(13,131)

Net income (loss)	$3,614	$(3,372)	$5,912	$(8,953)

Diluted Non-GAAP net income per share	$0.09	$0.04	$0.16	$0.06
Diluted net income (loss) per share	$0.05	$(0.05)	$0.09	$(0.14)

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net cash provided by operating activities	$17,219	$6,751	$29,445	$17,058
Cash flows from investing activities:
Purchase of property and equipment	(2,095)	(778)	(3,264)	(1,922)
Cash paid for acquisitions, net of cash acquired	-	(38)	-	(34,181)
Change in restricted cash in escrow	100	-	371	-
Maturity and sale of short-term investments, net of purchases	13,991	8,660	10,002	31,716
Net cash provided by (used in) investing activities	11,996	7,844	7,109	(4,387)
Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	1,316	4,246	4,135	5,583
Repurchase of common stock	-	(2,081)	(9,712)	(9,117)
Net cash provided by (used in) financing activities	1,316	2,165	(5,577)	(3,534)
Net increase in cash and cash equivalents	30,531	16,760	30,977	9,137
Cash and cash equivalents at beginning of period	26,373	34,970	25,927	42,593
Cash and cash equivalents at end of period	$56,904	$51,730	$56,904	$51,730